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         U.S. SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934


Date of Report (Date of earliest event reported):  May 9, 2003
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                          HIENERGY TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE           0 - 32093             91-2022980
         ----------          ---------             ----------
       (State or other       (Commission          (I.R.S. Employer
        Jurisdiction         File Number)        Identification No.)
      of incorporation)



      1601 ALTON PARKWAY, UNIT B
          IRVINE, CALIFORNIA                              92606
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    (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:     949.757.0855
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       ---------------------------------------------------------------
        (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

HiEnergy Technologies, Inc. ("we" or the "Company") files this report on Form 8-K to report an exchange offer mentioned below (the "Exchange Offer") made on May 9, 2003 for the purpose of retiring our Series A Preferred Stock (the "Series A Preferred Stock"). The Company initiated an offer to issue Common Stock of the Company in exchange for the surrender of outstanding shares of Series A Preferred Stock of the Company. At this time there are fewer than 100 shares outstanding and fewer than 20 holders of Series A Preferred Stock. The Series A Preferred Stock has been outstanding since October 2002.

The Exchange offer has been made privately to existing investors, pursuant to exemptions from registration requirements of the Securities Act of 1933. Therefore, we would like it to be known by all persons this announcement of the exchange is not an offer to sell or a solicitation of offers to buy any capital stock.

The outstanding shares of Series A Preferred Stock had been issued in a transaction that did not require registration under the Securities Act of 1933. The shares therefore bear appropriate restrictive legends. They are considered restricted shares, so in accordance with Section 3(a)(9) under the Securities Act of 1933, all shares of Common Stock when issued to our existing Series A Preferred Stock holders upon any conversion or exchange will bear the same restrictive legends and be considered restricted to the same extent.

The offer is not transferable; however, the holders of Series A Preferred Stock themselves are eligible to resell the shares of Common Stock almost immediately when issued, free of restrictive legends, pursuant to our registration statement on Form SB-2 (Registration No. 333-101055), or, independently, pursuant to Rule 144(d). Neither of these alternatives (registration or exemption from the registration requirements) applies to any persons other than the holders to whom we made offers.

If and when we receive surrendered Series A Preferred Stock in the exchange, we intend to cancel the shares. Thereafter, the same number of shares that are cancelled will again become available for issuance by the Company in one or more series as authorized preferred shares.

Exchange transactions with existing stockholders are not subject to the registration requirements of the Act pursuant to an exemption for exchange transactions with existing stockholders called Section 3(a)(9). Filing a statement on Schedule TO is not required if an exchange offer transaction takes place pursuant to the existing conversion or exchange provisions between the issuer and existing stockholders or any exchange with holders of 100 or fewer shares.

If our tender offer cannot be made pursuant to an exemption from the registration requirements and an exemption from the tender offer requirements, then it would be possible for the offer to be withdrawn. The Company could suffer material known or unknown damages if a dispute arises with the holders of any Series A Preferred Stock that are prevented from exchanging.

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Pursuant to the Exchange offer, we are committing for a short time to issue up to 2,129,314 shares of Common Stock in exchange for Series A Preferred Stock. The Exchange Offer will expire at 5:00 p.m. on May 16, 2003. We will announce the results before the start of business on the immediately succeeding business day.

If a holder of Series A Preferred accepts the Exchange Offer, all rights and claims associated with the shares of Series A Preferred Stock, including any accrued dividends and all exchange, conversion or redemption rights, will be surrendered and cancelled together with the Series A Preferred Stock. The Exchange Offer may be accepted or declined at each stockholder's election.

The Series A Preferred Stock will be extinguished as a series if, and only if, all of the outstanding Series A Preferred Stock is surrendered by all holders thereof, in the exchange or otherwise, and cancelled. The Company could suffer material known or unknown damages if a dispute arises with the holders of any Series A Preferred Stock that remains outstanding after the exchange.

The maximum number of shares issuable by the Company would be 2,129,314 in connection with the Exchange Offer. The total number of shares of Common Stock to be issued for each share of Series A Preferred Stock under the Exchange Offer reflects a price of $0.4500045 per share of Common Stock. Based on a value of $10,000.00 for each share of Series A Preferred Stock surrendered, Series A Preferred stockholders electing to accept the Exchange Offer will receive 22,222 shares of Common Stock, par value $0.001, for each share of Series A Preferred Stock surrendered, with the total rounded to the nearest whole number of shares of Common Stock.

In addition, there are currently 154,104 penalty shares of authorized and previously unissued Common Stock that the Company intends that it will issue in the aggregate to exchanging and nonexchanging holders in full payment and satisfaction of late penalties in connection with registration of their shares under the Securities Act of 1933 pursuant to Reg. No. 333-101055, in compliance with registration rights agreements with certain stockholders, and additional shares each month hereafter for the foreseeable future for continuing default liquidated damages, up to 16,609 shares per month depending upon what portion of the outstanding Series A Preferred Stock is exchanged and what amount remains outstanding after the offer described above. These are being paid as liquidated damages, without admitting any liability for breach, to avoid disputes while holders of Series A Preferred Stock desire to assert that the Company is in breach of any term of the Registration Rights Agreement dated October 7, 2002 between the Company and the Series A Preferred Stock investors. This agreement, governing registration of their shares, has been filed by the Company with the Securities Exchange Commission, on November 6, 2002, as an Exhibit 4.7 to our registration statement on Form SB-2 (Registration No. 333-101055).

Due to a preexisting registration rights-type commitment, our Form SB-2 (Registration No. 333-101055), in the form in which it became effective on April 23, 2003 (the "Registration Statement"), already includes for resale by selling stockholders all of the shares of Common Stock issuable by us in the Series A Preferred Stock exchange offer or mentioned elsewhere herein. Any amount from 154,504 to 2,283,418 shares of Common Stock will be issued before 5:00 pm Friday, May 16, 2003, and the full amount issuable is already included in the 14,224,420 shares of Common Stock registered by the Registration Statement.


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The Exchange Offer is being made by the Company pursuant to, and to resolve differing interpretations of, the existing exchange privileges of the Series A Preferred Stock. The Series A Preferred Stock Purchase Agreement has what was literally called a "Most Favored Nations" provision. The agreement has been filed by the Company with the Securities Exchange Commission as an Exhibit 10.22, filed on November 6, 2002 as an exhibit to HiEnergy Technologies' registration statement on Form SB-2 (Registration No. 333-101055). Section 10 of the agreement is incorporated herein by reference. The Company has already sold 1,400,000 shares for its own account at an average price of $0.352. We previously reported these sales on Form 8-K.

The Company states unequivocally that the Company's sales of Common Stock did not give rise to any right of exchange because private offerings may count but public offerings are not counted at all; however, holders of Series A Preferred Stock have argued, we think inappropriately, that any offering would be a prohibited financing.

The Company also states that the sales of stock consisted of two financings and each was under $250,000; however, holders of Series A Preferred Stock argue, we think mistakenly at best, that these two sales can be "integrated" according to rules they would apply and these two separate sales should be combined together as a single financing.

The Company denies the Series A Preferred Stock Purchase Agreement accords with the holders' interpretations. Accordingly, we disclaim any obligation to continue the exchange offer at all beyond its stated expiration, and we do not intend to do so, although we may for our own convenience. We also disclaim any obligation to have provided the offer to exchange at all. We did so to avoid future disputes and to price the offer at a higher price than what the holders originally asked for, which was $0.32. We intend to dispute any claim of a right to exchange at any price except now pursuant to our private exchange offer to our holders of Series A Preferred Stock. The Company also reserves its rights against anyone who desires to dispute the Company about the terms of the governing documents of the Series A Preferred Stock.


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                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HIENERGY TECHNOLOGIES, INC.

  May 11, 2003                 By:  /s/ Bogdan C. Maglich
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     (Date)                         Name:  Bogdan C. Maglich,
                                           Chief Executive Officer,
                                           Chairman of the Board, President and
                                           Treasurer


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